Exhibit 3.307

PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PRINCIPAL KNOX, L.L.C.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE EIGHTH DAY OF DECEMBER, A.D. 1998, AT 11:30 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE THIRTEENTH DAY OF JULY, A.D. 2005, AT 1:03 O’CLOCK P.M.
AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “PRINCIPAL KNOX, L.L.C.”.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620216 DATE: 03-14-11
2975671 8100H
110292796

You may verify this certificate online
at corp.delaware.gov/authver,shtml

CERTIFICATE OF FORMATION
OF
PRINCIPAL KNOX, L.L.C.
The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Principal Knox, L.L.C.
     SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.
     THIRD: This Certificate of Formation shall be effective upon filing. Executed on December 4, 1998.
/s/ Christopher T. Hannon

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 11:30 AM 12/08/1998 981469674 — 2975671

PRINCIPAL KNOX COMPANY
     Principal Knox Company, a corporation organized under the laws of the State of Delaware, hereby consents to the organization of Principal Knox, L.L.C. in the State of Delaware and to the use of the name Principal Knox, L.L.C.
     IN WITNESS WHEREOF, the said Principal Knox Company has caused this consent to be executed by its Vice President and Secretary this 4th day of December, 1998.

PRINCIPAL KNOX COMPANY

By: Name:	/s/ Howard T. Wall Howard T. Wall
Title:	Vice President and Secretary

CERTIFICATE OF AMENDMENT
OF
PRINCIPAL KNOX, L.L.C.
     1. The name of the limited liability company is PRINCIPAL KNOX, L.L.C.
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     Article Second should be removed in its entirety and replaced with the following:
     Second: The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of PRINCIPAL KNOX, L.L.C. this 1st day of July, 2005.

PRINCIPAL KNOX, L.L.C.
By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp

DE084 - 2/12/2002 CT System Online

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:32 PM 07/13/2005
FILED 01:03 PM 07/13/2005 SRV 050579010 — 2975671 FILE